                 Exhibit 99-B.9: Opinion and Consent of Counsel

[ING LOGO]

AMERICAS

US Legal Services

MICHAEL A. PIGNATELLA
Counsel
860-273-0261
Fax: 860-273-3227
PignatellaM@ING-AFS.com

December 21, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Attention:  Filing Desk

RE:  NORTHERN LIFE INSURANCE COMPANY AND ITS SEPARATE ACCOUNT ONE
     POST-EFFECTIVE AMENDMENT NO. 13 TO REGISTRATION STATEMENT ON FORM N-4 PROSPECTUS TITLE: ADVANTAGE(SM), ADVANTAGE CENTURY(SM) AND
     ADVANTAGE CENTURY PLUS(SM) INDIVIDUAL DEFERRED VARIABLE/FIXED ANNUITY CONTRACTS
     FILE NOS.:  33-90474 AND 811-9002

Dear Sir or Madam:

The undersigned serves as counsel to Northern Life Insurance Company, a Washington life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I have reviewed the N-4 Registration Statement, as amended to the date hereof, and this Post-Effective Amendment No. 13 (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Michael A. Pignatella

Michael A. Pignatella



Hartford Site                                ING North America Insurance Company
151 Farmington Avenue, TS31
Hartford, CT 06156-8975